                                                                    EXHIBIT B-32

                                     BY-LAWS

                                       OF

                     EnergyUSA Consumer Products Group, Inc.


                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

    The annual meeting of the stockholders of EnergyUSA Consumer Products Group, Inc. entitled to vote thereat shall be held on the second Wednesday in April in each year; and special meetings of the stockholders entitled to vote thereat shall be held whenever the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever one or more stockholders, holding in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Clerk in writing, which writing shall indicate the purposes for which said meeting is to be called.

    All such meetings, both annual and special, may be held in such place within the United States as the call therefor shall specify, and notice of every such meeting shall be given to each stockholder of record entitled to vote at the meeting by mailing a notice not less than seven (7) nor more than sixty (60) days before the day named for the meeting. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

    In the event of the annual meeting, by mistake or otherwise, not being called and held as herein provided, a special meeting of the stockholders may be called and held in lieu of and for the purposes of the annual meeting. Any such special meeting may be called in the same manner as other special meetings. Any election had or business done at any such special meeting shall be as valid and effectual as if had or done at a meeting called as an annual meeting and duly held on said date.

    At any meeting, the holders of record of a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, but less than a quorum may adjourn the meeting, either sine die or to a date certain.

    At any meeting, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation. A stockholder may vote through a proxy authorized by a written instrument signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid unless executed within six months previous to the meeting at which it is used.

                                   ARTICLE II

                               BOARD OF DIRECTORS

    The property, business and affairs of the Corporation shall be managed by a Board of Directors, and they are hereby vested with all the powers which the Corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws, the Articles of Organization or the laws of the Commonwealth of Massachusetts. No Director need be a stockholder of the Corporation.

    The Board of Directors shall be comprised of such number of Directors as shall be fixed by the Board from time to time, but not less than one (1) nor more than three (3). The Directors of this Corporation shall be elected by ballot at the annual meeting of the stockholders of the Corporation, or special meeting held in lieu thereof. The Directors shall hold their office for one year from the date hereinbefore fixed for the annual meeting and until their successors are elected and qualified.

    Any vacancy occurring in the Board of Directors from the death, resignation, removal, disqualification or inability to act of any Director, or from an increase in the size of the Board, may be filled for the unexpired term of the vacant Directorship by majority vote of the remaining Directors, even if the number of remaining Directors be less than a quorum.

    The Directors may appoint and remove at pleasure such subordinate officers and employees as may seem to them wise.

    They shall have access to the books, vouchers and funds of the Corporation; shall determine upon the forms of the certificates of stock and of the corporate seal; shall fix all salaries and fees; may fill all vacancies that may occur at any time during the year in any office; and shall declare dividends from time to time as they may deem best.

    Meetings of the Board of Directors may be held at any time and place within The Commonwealth of Massachusetts or elsewhere within the United States on notice of the Clerk who may and on request of the Chairman of the Board of Directors, the President or any two Directors shall call any such meeting, twenty-five hours' notice thereof being given. Any such meeting, however, and all business transacted thereat, shall be legal and valid without notice if all the members of the Board are present in person or participating therein, or if the members who are absent waive notice by a written instrument filed with the records of the meeting or assent in writing to the action taken or to be taken.

    A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at or participating in any meeting, a majority of the members in attendance thereat or participating therein shall decide any question brought before such meeting, unless otherwise required by statute, the Articles of Organization or these By-Laws.

                                   ARTICLE III

                                    OFFICERS

    The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Clerk, any Assistant Clerk, a Controller and such other officers and agents as the Directors may from time to time authorize. No officer need be a stockholder of the Corporation.

    All officers of the Corporation shall be elected, chosen or appointed by the Board of Directors at its first meeting after the annual meeting of stockholders, or special meeting held in lieu thereof. Each of said officers so elected, chosen or appointed shall hold his office until the first meeting of Directors after the next annual meeting of stockholders, or special meeting in lieu thereof, and until his successor shall have been chosen and qualified, or until his death, resignation or removal.

    Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.


                                   ARTICLE IV

                                    PRESIDENT

       The President, subject to the Board of Directors, shall have charge of the business of the Corporation relating to general operation and shall perform all the duties of his office prescribed by law or by vote of the Directors.

    The President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the President, any Vice President shall preside with like authority. In the absence of the President and all the Vice Presidents, a President pro tempore shall be chosen.

                                    ARTICLE V

                                 VICE PRESIDENTS

    Any Vice President shall have, in addition to any duties and powers set forth in these By-Laws, such duties and powers as are usually incident to such office and as the Directors shall from time to time designate.

                                   ARTICLE VI

                                    THE CLERK

    The Clerk, who shall be sworn, shall be the Clerk of the Corporation; and shall attend all meetings of the stockholders and the Board of Directors, keep accurate records thereof and perform all other duties incident to such office.

    In the absence of the Clerk and any Assistant Clerk from any of the meetings, a Clerk pro tempore shall be chosen.

                                   ARTICLE VII

                                 ASSISTANT CLERK

    In case of the death, absence or inability to act of the Clerk, any Assistant Clerk, who shall be sworn, shall have all the powers and perform all the duties of the Clerk.

                                  ARTICLE VIII

                                    TREASURER

    The Treasurer shall perform such duties as are deemed by superior executive officers of the Corporation incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

                                   ARTICLE IX

                              ASSISTANT TREASURERS

    In case of the death, absence or inability to act of the Treasurer, any Assistant Treasurer shall have all the powers and perform all the duties of the Treasurer, subject to such limitations as the Board of Directors may impose.

                                    ARTICLE X

                                   CONTROLLER

    The Controller shall cause accurate books of account of the Corporation's transactions to be kept, which books shall be the property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors. He shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                                   ARTICLE XI

                              CERTIFICATES OF STOCK

    Each stockholder shall be entitled to a certificate representing shares of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer and sealed with the corporate seal. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

    Shares of stock of the Corporation may be transferred on the books of the Corporation by the registered owner thereof or by his duly authorized attorney by assignment thereof in writing, accompanied by delivery of the certificate. No such transfer of stock, however, shall affect the right of the Corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the Corporation or a new certificate has been issued to the person to whom the stock has been transferred.

    In case of the loss of a certificate, a duplicate may be issued upon such reasonable terms as the Board of Directors shall prescribe.

                                   ARTICLE XII

                            CLOSING OF TRANSFER BOOKS

    The transfer books of the Corporation may be closed for not exceeding ten
(10) days next prior to any meeting of the stockholders, and at such other times and for such reasonable periods as may be determined by the Board of Directors.

                                  ARTICLE XIII

                             FIXING OF RECORD DATES

     The Board of Directors may fix in advance a date not exceeding sixty (60) days and not less than ten (10) days prior to the date of (1) any meeting of the stockholders, (2) the payment of any dividend, (3) the making of any distribution to stockholders, (4) the last day upon which the consent or dissent of stockholders may be effectively expressed for any purpose, or (5) delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled (a) to notice of and to vote at any meeting and any adjournment thereof, (b) to receive any dividend, (c) to receive any distribution to stockholders, (d) to consent or dissent for any purpose or (e) to receive delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, and in such case only stockholders of record on such record date shall have such rights notwithstanding any transfer of stock upon the books of the Corporation after such record date.

                                   ARTICLE XIV

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XV

                                   AMENDMENTS

     These By-Laws may, upon notice, be altered, am ended or repealed at any meeting of the stockholders by vote of the holders of two-thirds (2/3) or more of the stock entitled to vote at such meeting. Notwithstanding the foregoing, as provided in the Articles of Organization, a majority of the Directors may make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law or the Articles of Organization requires action by the stockholders.